Exhibit 99.1

The Blackstone Group Reports First Quarter 2010 Results

Economic Net Income of $360 million for the first quarter of 2010 was up significantly from negative $82 million for the first quarter of 2009.

Net Fee Related Earnings for the first quarter of 2010 were $99 million, up from $90 million for the first quarter of 2009.

Distributable Earnings were $149 million for the first quarter of 2010, up from $77 million in the first quarter of 2009.

GAAP Results Attributable to The Blackstone Group L.P. improved significantly in the first quarter of 2010 with a net loss of $121 million, compared to a net loss of $232 million in the first quarter of 2009, in each case including net IPO and acquisition-related charges.

Fee-Earning Assets Under Management totaled $98.1 billion at March 31, 2010, up from $92.2 billion at March 31, 2009.

Blackstone declares a quarterly distribution of $0.10 per common unit.

New York, April 22, 2010: The Blackstone Group L.P. (NYSE: BX) today reported its first quarter 2010 results.

For the first quarter of 2010, Total Segment Revenues were $711.1 million, up significantly from $45.8 million for the first quarter of 2009. The improvement was driven by increases in Performance Fees and Allocations and Investment Income derived from an increase in the carrying value of the underlying portfolio investments in the Private Equity, Real Estate and Credit and Marketable Alternatives segments. These increases were partially offset by decreased fees earned in the Financial Advisory segment.

Total Segment Expenses were $326.0 million for the first quarter of 2010, an increase from $139.0 million for the first quarter of 2009. The increase in Compensation and Benefits to $253.0 million for the first quarter of 2010 was primarily driven by an increase in carried interest allocations. Base Compensation was $190.6 million for the first quarter of 2010, up from $177.5 million for the first quarter of 2009.

GAAP results for the first quarter of 2010 included Revenues of $701.2 million, compared to $44.9 million for the first quarter of 2009, and Net Loss Attributable to The Blackstone Group L.P. of $121.4 million, compared to a net loss of $231.6 million for the first quarter of 2009.

Equity and credit markets rose in most regions of the world in the first quarter of 2010, although to a lesser extent than in late 2009. In the United States, there is a growing consensus that the risk of a double dip recession has abated which is positively impacting markets. Investor appetite for risk has continued to increase as market participants search for yield in a sustained low interest rate environment. In real estate, the fundamental picture generally improved in the first quarter. In office, occupancy trends and leasing activity improved in certain markets. In hospitality, industry RevPAR (Revenue Per Available Room), an important hospitality industry metric, grew 4% in March, which was the first month of growth in nearly two years.

The Blackstone Group® L.P.
345 Park Avenue
New York, NY 10154
212 583-5000

Stephen A. Schwarzman, Chairman and Chief Executive Officer, said, “We are witnessing a positive trend in most asset classes as the economic recovery takes firmer root and the outlook for growth improves. We are seeing concrete signs of economic improvement in our portfolio, and as a result, the carrying value of investments in Blackstone funds rose meaningfully in the first quarter. During the downturn Blackstone protected investors’ capital and now, as the largest and most diversified independent manager of private investments for public institutions, we are very well positioned to take advantage of opportunities in a reviving world.”

The table below details Blackstone’s Economic Net Income, Net Fee Related Earnings from Operations, Distributable Earnings and Fee-Earning Assets Under Management as of, and for, the first quarters 2010 and 2009. Economic Net Income, Total Segments includes unrealized gains (losses) and the direct compensation impact related to those gains/losses, but excludes IPO and acquisition-related charges.

	As of and for the Quarters Ended March 31,		Variance
	2010	2009	$	%
	(Dollars in Thousands, Except per Unit Amounts)
Economic Net Income, Total Segments	$385,102	$(93,202)	$478,304	N/M
Provision (Benefit) for Income Taxes (a)	24,709	(10,772)	35,481	N/M

Economic Net Income, After Taxes	$360,393	$(82,430)	$442,823	N/M

Economic Net Income, After Taxes per Adjusted Unit (b)	$0.32	$(0.07)	$0.39	N/M

Net Fee Related Earnings from Operations	$98,745	$89,518	$9,227	10%

Distributable Earnings	$148,696	$77,030	$71,666	93%

Distributable Earnings per Adjusted Unit (c)	$0.14	$0.07	$0.07	100%

Fee-Earning Assets Under Management:
Private Equity	$25,173,936	$25,461,139	$(287,203)	-1%
Real Estate	23,820,697	22,867,992	952,705	4%
Credit and Marketable Alternatives	49,075,539	43,898,435	5,177,104	12%

Total Fee-Earning Assets Under Management	$98,070,172	$92,227,566	$5,842,606	6%

SEGMENT REVIEW

Private Equity

Private Equity had revenues of $276.8 million for the first quarter of 2010, compared with revenues of $68.1 million for the first quarter of 2009. The change from 2009 was driven principally by combined Performance Fees and Allocations and Investment Income of $175.9 million, which included a $45.7 million realized gain. Compared to the prior year, approximately half of the portfolio companies had growth in revenue and three-fourths had growth in EBITDA, based on their fair market value. The net

(a)	Represents the implied provision (benefit) for income taxes calculated using a similar methodology applied in calculating the tax provision for The Blackstone Group L.P.
(b)	Adjusted Units represents the weighted-average fully diluted unit count for Economic Net Income purposes using the if-converted method. A reconciliation of this item to the comparable GAAP measure is presented in Exhibit 4 to this release.
(c)	Adjusted Units represents the unit count for Distributable Earnings purposes. A reconciliation of this item to the comparable GAAP measure is presented in Exhibit 4 to this release.

return for Blackstone’s Private Equity funds was 15% in the first quarter of 2010 versus a negative 5% in the first quarter of 2009 and 6% in the fourth quarter of 2009. The improved performance was primarily due to improved prospects for privately held investments reflected in increased operating projections, increased interest from strategic buyers and various balance sheet restructurings. During the first quarter of 2010, the Private Equity funds had realizations from a secondary offering of TRW Automotive of $169.0 million and distributions from certain privately held investments. At March 31, 2010, the unrealized value and cumulative realized proceeds, before carried interest, fees and expenses, of Blackstone’s contributed Private Equity funds represented 1.4 times investors’ original investments. Excluding funds which are still in their Investment Period, the value was 2.2 times investors’ original investments. Blackstone had $1.4 billion of Limited Partner Capital committed to deals made by the Private Equity funds that had not yet closed as of March 31, 2010.

Net Fee Related Earnings from Operations were $28.7 million for the first quarter of 2010, up from $19.9 million for the first quarter of 2009. The change from 2009 was primarily due to a one time fee related to the termination of a monitoring fee arrangement. Economic Net Income was $193.2 million for the first quarter of 2010, up from $53.1 million for the first quarter of 2009, a result of the improved Performance Fees and Allocations and Investment Income (Loss).

Compensation and Benefits expense increased to $59.3 million from $(5.1) million for the first quarter of 2009. The change from 2009 was primarily due to an increase in Performance Fee Related Compensation, driven by improved Performance Fees and Allocations revenue. Other Operating Expenses of $24.4 million were up from $20.1 million for the first quarter of 2009.

Fee-Earning Assets Under Management were down slightly at $25.2 billion compared with $25.5 billion for the first quarter of 2009 reflecting the impact of investment realizations.

Limited Partner Capital Invested during the first quarter of 2010 totaled $387.9 million, including new and follow-on investments, an increase from $196.1 million invested during the first quarter of 2009.

Real Estate

Real Estate had revenues of $152.2 million for the first quarter of 2010, compared with negative revenues of $212.6 million for the first quarter of 2009. The change from 2009 was primarily due to an improvement in Performance Fees and Allocations and Investment Income (Loss), driven by the improved operating performance across investments, modestly reduced capitalization rates and the impact of the acquisition of portfolio company debt. The net return for Blackstone’s Real Estate carry funds was 10% for the first quarter of 2010 compared to a negative 17% in the first quarter of 2009, while the net returns for Real Estate debt investment funds was 9% for the first quarter of 2010 compared to negative 2% in the first quarter of 2009. Blackstone had $562.4 million of Limited Partner Capital committed to deals, or under letter of intent, by the segment’s funds that had not yet closed as of March 31, 2010.

Net Fee Related Earnings from Operations were $29.8 million in the first quarter of 2010, little changed from $30.5 million for the first quarter of 2009. Economic Net Income was $89.3 million for the first quarter of 2010 compared to a negative $187.9 million for the first quarter of 2009, driven by the increases in Performance Fees and Allocations and Investment Income (Loss).

Compensation and Benefits were $48.6 million compared to a negative $37.3 million for the first quarter of 2009. The change from 2009 was primarily due to reversals of prior period carried interest allocations in the first quarter of 2009. Other Operating Expenses of $14.3 million were up from $12.6 million for the first quarter of 2009.

Fee-Earning Assets Under Management were $23.8 billion compared with $22.9 billion for the first quarter of 2009 reflecting the continued fundraising success of Blackstone’s Real Estate debt platform which grew to $1.7 billion Total Assets Under Management for the quarter.

Limited Partner Capital Invested during the first quarter of 2010 was $424.9 million, up from $215.1 million during the first quarter of 2009.

Credit and Marketable Alternatives (CAMA)

CAMA had revenues of $204.6 million, compared with $99.2 million for the first quarter of 2009. The change from 2009 was due primarily to improved returns, driven by improved performance in equity and credit markets, on the segment’s credit-oriented funds and funds of hedge funds, resulting in positive performance fees and allocations and investment income in both businesses. The net core funds composite returns for Blackstone’s funds of hedge funds was 3% for the first quarter of 2010 compared to 1% for the first quarter of 2009 and 3% for the fourth quarter of 2009. Base management fees also increased as a result of market appreciation in the funds of hedge funds business.

Net Fee Related Earnings from Operations were $34.1 million for the first quarter of 2010, an increase of $19.7 million from $14.4 million for the first quarter of 2009, reflecting increased management fees and general expense reductions. Economic Net Income was $94.4 million for the first quarter of 2010 compared to $14.4 million for the first quarter of 2009.

Compensation and Benefits were $90.6 million, up from $61.1 million for the first quarter of 2009. The increase from the first quarter of 2009 was principally driven by performance fee related compensation due to positive returns on Blackstone’s credit-oriented funds and the funds of hedge funds, partially offset by a decline in base compensation. Other Operating Expenses of $19.6 million were down from $23.6 million for the first quarter of 2009, reflecting a decrease in professional fees and Blackstone’s ongoing focus on expense control.

Fee-Earning Assets Under Management for the first quarter of 2010 totaled $49.1 billion, up from $43.9 billion for the first quarter of 2009. The increase from 2009 was principally due to market appreciation in the funds of hedge funds and closed-end mutual funds.

Limited Partner Capital Invested in certain carry credit-oriented funds during the first quarter of 2010 totaled $157.1 million, down from $208.4 million for the first quarter of 2009.

Financial Advisory

Revenues were $77.5 million for the first quarter of 2010, down from $91.0 million for the first quarter of 2009. The decrease in segment revenues was primarily driven by a decline in fees generated from the restructuring and reorganization advisory services business from the near record revenues achieved in the first quarter of 2009. The decrease was partially offset by increases in fees in the strategic advisory business as several large transactions closed in the quarter. The pipeline for the restructuring and reorganization advisory services business remains strong across a diverse group of industries and geographies. The financial and strategic advisory business is experiencing a cyclical upswing attributable to the improved economic environment and the pipeline for this business continues to be strong and includes a significant international component. The fund placement business saw an increase in fees to more normalized levels as economic conditions negatively impacting institutional allocations to alternative investment funds modestly abated.

Net Fee Related Earnings from Operations were $6.1 million for the first quarter of 2010, a decrease from $24.7 million for the first quarter of 2009. The primary catalyst for the decrease from 2009 was a decrease in fees generated by Blackstone’s restructuring and reorganization advisory services business related to several large mandates which closed in that period. Economic Net Income was $8.2 million for the first quarter of 2010 compared to $27.1 million for the first quarter of 2009.

CAPITAL AND LIQUIDITY

For Economic Net Income purposes, the weighted-average fully diluted unit count for the first quarters of 2010 and 2009 were 1,126.9 million units and 1,132.2 million units, respectively.

The total number of units used in calculating cash distributions and Distributable Earnings per Adjusted Unit was 1,098.7 million units for the first quarter 2010 and 1,093.4 million units for the first quarter 2009.

As of March 31, 2010, Blackstone had $627.3 million in cash, $703.5 million invested in cash management strategies which included high grade liquid debt strategies and $422.1 million invested in liquid Blackstone funds, against $600 million in borrowings from the 2009 bond issuance. On March 23, 2010, an indirect, wholly-owned subsidiary of Blackstone entered into a $1.07 billion revolving credit facility with a final maturity date of March 23, 2013. Interest on the borrowing is based on an adjusted LIBOR rate or alternate base rate, in each case plus a margin, and undrawn commitments bear a commitment fee.

DISTRIBUTION

The Blackstone Group L.P. has declared a quarterly distribution of $0.10 per common unit to record holders of common units at the close of business on May 14, 2010. This distribution will be paid on May 31, 2010.

For distributions related to fiscal 2010 and thereafter, Blackstone’s current intention is to distribute to its common unitholders substantially all of The Blackstone Group L.P.’s net after-tax share of its annual Distributable Earnings in excess of amounts determined by its general partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future distributions to its unitholders for any ensuing quarter. Because Blackstone will not know what its Distributable Earnings will be for any fiscal year until the end of such year, Blackstone expects that its first three quarterly distributions in respect of any given year will be based on its anticipated annualized Net Fee Related Earnings. As such, the distributions for the first three quarters will likely be smaller than the final quarterly distribution in respect of such year. In the fourth quarter Blackstone will distribute the remaining Distributable Earnings for the year, which is expected to also include realized Performance Fees and Allocations net of related compensation and realized net investment income.

In most years the aggregate amounts of Blackstone’s distributions to unitholders will not equal its Distributable Earnings for that year. Distributable Earnings will only be a starting point for the determination of the amount to be distributed to unitholders because as noted above, in determining the amount to be distributed Blackstone will subtract from Distributable Earnings any amounts determined by its general partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and funds, to comply with applicable law, any of its debt instruments or other agreements, or to provide for future distributions to its unitholders for any ensuing quarter.

All of the foregoing is subject to the qualification that the declaration and payment of any distributions are at the sole discretion of Blackstone’s general partner and the general partner may change its distribution policy at any time.

Because the wholly-owned subsidiaries of The Blackstone Group L.P. must pay taxes and make payments under the tax receivable agreements described in Blackstone’s Annual Report on Form 10-K, the amounts ultimately distributed by The Blackstone Group L.P. to its common unitholders in respect of fiscal 2010 and subsequent years are expected to be different, on a per unit basis, than the amounts distributed by the Blackstone Holdings partnerships to the Blackstone personnel and others who are limited partners of the Blackstone Holdings partnerships in respect of their Blackstone Holdings partnership units.

# # #

Blackstone will host a conference call on April 22, 2010 at 11:00 a.m. ET to discuss first quarter 2010 results. The conference call can be accessed by dialing (888) 680-0892 (U.S. domestic) or +1 (617) 213-4858 (international) pass code 92163618. Additionally, the conference call will be broadcast live over the internet and can be accessed by all interested parties through the Investor Relations section of The Blackstone Group’s website http://ir.blackstone.com. For those unable to listen to the live broadcast, a replay will be available on Blackstone’s website or by dialing (888) 286-8010 (U.S. domestic) or +1 (617) 801-6888 (international) conference ID number 95856654, beginning approximately two hours after the event.

Investor Relations Contacts:

Joan Solotar

The Blackstone Group

Tel: +1 (212) 583-5068

solotar@blackstone.com

Weston Tucker

The Blackstone Group

Tel: +1 (212) 583-5231

tucker@blackstone.com

Media Relations Contact:

Peter Rose

The Blackstone Group

Tel: +1 (212) 583-5871

rose@blackstone.com

About The Blackstone Group

Blackstone is one of the world’s leading investment and advisory firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, the companies we advise and the broader global economy. We do this through the commitment of our extraordinary people and flexible capital. Our alternative asset management businesses include the management of private equity funds, real estate funds, funds of hedge funds, credit-oriented funds, collateralized loan obligation vehicles (CLOs) and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.blackstone.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which reflect Blackstone’s current views with respect to, among other things, Blackstone’s operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,”

“plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Blackstone believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as such factors may be updated from time to time in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the prospectus. Blackstone undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release does not constitute an offer of any Blackstone Fund.

THE BLACKSTONE GROUP L.P.

Exhibit 1. Consolidated Statements of Operations

(Dollars in Thousands, Except Per Unit Data)

	Quarters Ended March 31,
	2010	2009
Revenues
Management and Advisory Fees	$354,820	$341,172

Performance Fees and Allocations
Realized	54,049	646
Unrealized	131,779	(214,894)

Total Performance Fees and Allocations	185,828	(214,248)

Investment Income (Loss)
Realized	5,726	(69)
Unrealized	149,220	(82,384)

Total Investment Income (Loss) (a)	154,946	(82,453)

Interest and Dividend Revenue	8,895	2,127
Other	(3,250)	(1,684)

Total Revenues	701,239	44,914

Expenses
Compensation and Benefits
Base Compensation	924,950	920,213
Performance Fee Related
Realized	7,741	2,189
Unrealized	54,600	(110,055)

Total Compensation and Benefits (b)	987,291	812,347
General, Administrative and Other (c)	106,379	105,600
Interest Expense (d)	7,185	1,399
Fund Expenses	(141)	3,012

Total Expenses	1,100,714	922,358

Other Income
Net Gains (Losses) from Fund Investment Activities	249,625	(34,763)

Income (Loss) Before Provision (Benefit) for Taxes (e)	(149,850)	(912,207)
Provision (Benefit) for Taxes	9,635	17,731

Net Income (Loss)	(159,485)	(929,938)
Net Income (Loss) Attributable to Redeemable Non-Controlling Interests in Consolidated Entities	23,969	2,596
Net Income (Loss) Attributable to Non-Controlling Interests in Consolidated Entities	213,787	(41,031)
Net Income (Loss) Attributable to Non-Controlling Interests in Blackstone Holdings	(275,864)	(659,929)

Net Income (Loss) Attributable to The Blackstone Group L.P. (f)	$(121,377)	$(231,574)

Net Loss per Common Unit, Basic and Diluted
Common Units	$(0.36)

Common Units Entitled to Priority Distributions		$(0.84)

Common Units Not Entitled to Priority Distributions		$(1.14)

Net IPO and acquisition-related charges included above were:
(a) Investment Income (Loss)	$9,305	$2,358
(b) Total Compensation and Benefits	$987,291	$812,347
Less: Compensation and Benefits-IPO and acquisition-related	$734,313	$742,704

Compensation-non-IPO and acquisition-related (*)	$252,978	$69,643

(c) General, Administrative and Other	$40,318	$39,513
(d) Interest Expense	$908	$713
(e) Total IPO and acquisition-related charges	$766,234	$780,572
(f) Total IPO and acquisition-related charges attributable to The Blackstone Group L.P., net of tax	$224,652	$191,807

(*)	Principally comprised of base pay, bonus, net carried interest allocations, benefits and non-IPO and acquisition-related equity-based compensation.

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations

(Dollars in Thousands)

The tables below detail Blackstone’s Economic Net Income and Net Fee Related Earnings from Operations. Net Fee Related Earnings from Operations is a supplemental measure of after tax performance used to highlight earnings from operations excluding the income from and related profit sharing expenses of Blackstone’s performance fees and allocations and investment income, except for interest income. The reconciliation of Economic Net Income to Net Fee Related Earnings from Operations is presented in Exhibit 2b to this release.

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Private Equity
Revenues
Management Fees
Base Management Fees	$68,431	$67,740	$67,009	$67,329	$65,432
Transaction and Other Fees, Net *	10,328	15,145	18,368	42,495	31,972

Total Management Fees	78,759	82,885	85,377	109,824	97,404

Performance Fees and Allocations
Realized	—	—	—	34,021	46,175
Unrealized	4,818	97,185	110,867	90,621	45,549

Total Performance Fees and Allocations	4,818	97,185	110,867	124,642	91,724

Investment Income (Loss)
Realized	(344)	102	8,794	28,416	(495)
Unrealized	(15,165)	17,118	18,640	12,676	84,684

Total Investment Income (Loss)	(15,509)	17,220	27,434	41,092	84,189
Interest Income and Dividend Revenue	(152)	824	2,553	4,531	3,428
Other	180	472	677	1,516	100

Total Revenues	68,096	198,586	226,908	281,605	276,845

Expenses
Compensation and Benefits
Base Compensation	36,848	40,667	42,011	61,740	46,910
Performance Fee Related
Realized	(6)	(3)	135	615	6,005
Unrealized	(41,966)	13,599	27,755	20,919	6,344

Total Compensation and Benefits	(5,124)	54,263	69,901	83,274	59,259
Other Operating Expenses	20,108	20,553	21,318	20,492	24,431

Total Expenses	14,984	74,816	91,219	103,766	83,690

Economic Net Income	$53,112	$123,770	$135,689	$177,839	$193,155

Net Fee Related Earnings from Operations	$19,883	$23,885	$21,153	$32,905	$28,712

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners including, for Private Equity, broken deal expenses.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Real Estate
Revenues
Management Fees
Base Management Fees	$80,198	$81,517	$83,409	$83,323	$83,060
Transaction and Other Fees, Net *	3,140	2,879	3,347	16,472	1,942
Management Fee Offsets **	(1,193)	(486)	(415)	(373)	(489)

Total Management Fees	82,145	83,910	86,341	99,422	84,513

Performance Fees and Allocations
Realized	646	4,590	(11,441)	3,166	5,948
Unrealized	(229,219)	(51,960)	23,608	5,391	11,391

Total Performance Fees and Allocations	(228,573)	(47,370)	12,167	8,557	17,339

Investment Income (Loss)
Realized	1,397	1,345	(3,078)	6,500	2,632
Unrealized	(67,239)	(59,408)	1,242	(219)	46,892

Total Investment Income (Loss)	(65,842)	(58,063)	(1,836)	6,281	49,524
Interest Income and Dividend Revenue	384	197	2,035	3,414	2,718
Other	(669)	2,405	1,450	75	(1,876)

Total Revenues	(212,555)	(18,921)	100,157	117,749	152,218

Expenses
Compensation and Benefits
Base Compensation	36,002	39,207	38,484	44,422	40,150
Performance Fee Related
Realized	2,138	(542)	(1,690)	3,600	1,524
Unrealized	(75,459)	(45,489)	5,721	1,246	6,937

Total Compensation and Benefits	(37,319)	(6,824)	42,515	49,268	48,611
Other Operating Expenses	12,615	12,978	13,437	17,295	14,290

Total Expenses	(24,704)	6,154	55,952	66,563	62,901

Economic Net Income (Loss)	$(187,851)	$(25,075)	$44,205	$51,186	$89,317

Net Fee Related Earnings from Operations	$30,513	$32,867	$33,376	$38,431	$29,825

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Credit and Marketable Alternatives
Revenues
Management Fees
Base Management Fees	$96,503	$96,293	$105,430	$102,647	$103,479
Transaction and Other Fees, Net *	443	687	778	958	1,345
Management Fee Offsets **	(4,213)	(4,365)	(4,121)	(1,995)	(689)

Total Management Fees	92,733	92,615	102,087	101,610	104,135
Performance Fees and Allocations
Realized	—	587	7,622	35,073	1,758
Unrealized	9,922	21,832	36,114	46,688	75,393

Total Performance Fees and Allocations	9,922	22,419	43,736	81,761	77,151

Investment Income (Loss)
Realized	(11,998)	(4,268)	1,953	(718)	2,983
Unrealized	8,090	29,049	29,976	28,901	19,715

Total Investment Income (Loss)	(3,908)	24,781	31,929	28,183	22,698
Interest Income and Dividend Revenue	709	279	929	1,535	1,148
Other	(253)	315	715	248	(542)

Total Revenues	99,203	140,409	179,396	213,337	204,590

Expenses
Compensation and Benefits
Base Compensation	53,707	49,304	54,365	40,741	49,085
Performance Fee Related
Realized	57	82	842	19,873	212
Unrealized	7,370	8,020	24,594	27,509	41,319

Total Compensation and Benefits	61,134	57,406	79,801	88,123	90,616
Other Operating Expenses	23,645	16,461	18,123	22,432	19,575

Total Expenses	84,779	73,867	97,924	110,555	110,191

Economic Net Income	$14,424	$66,542	$81,472	$102,782	$94,399

Net Fee Related Earnings from Operations	$14,428	$25,164	$24,005	$36,049	$34,136

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners.
**	Primarily placement fees.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Financial Advisory
Revenues
Advisory Fees	$90,940	$82,503	$94,566	$122,709	$76,568
Transaction and Other Fees, Net	—	—	—	—	1

Total Management Fees	90,940	82,503	94,566	122,709	76,569
Investment Income (Loss)
Realized	—	—	—	1,443	187
Unrealized	—	—	476	(257)	230

Total Investment Income (Loss)	—	—	476	1,186	417
Interest Income and Dividend Revenue	1,044	1,118	1,250	1,842	1,396
Other	(943)	(122)	1,051	(21)	(932)

Total Revenues	91,041	83,499	97,343	125,716	77,450

Expenses
Compensation and Benefits
Base Compensation	50,952	54,239	57,686	69,482	54,492

Total Compensation and Benefits	50,952	54,239	57,686	69,482	54,492
Other Operating Expenses	12,976	21,734	22,666	22,196	14,727

Total Expenses	63,928	75,973	80,352	91,678	69,219

Economic Net Income	$27,113	$7,526	$16,991	$34,038	$8,231

Net Fee Related Earnings from Operations	$24,694	$4,874	$16,405	$31,778	$6,072

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2a. Economic Net Income and Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Economic Net Income Recap, Total Segments
Revenues
Management and Advisory Fees
Base Management Fees	$245,132	$245,550	$255,848	$253,299	$251,971
Advisory Fees	90,940	82,503	94,566	122,709	76,568
Transaction and Other Fees, Net *	13,911	18,711	22,493	59,925	35,260
Management Fee Offsets **	(5,406)	(4,851)	(4,536)	(2,368)	(1,178)

Total Management and Advisory Fees	344,577	341,913	368,371	433,565	362,621

Performance Fees and Allocations
Realized	646	5,177	(3,819)	72,260	53,881
Unrealized	(214,479)	67,057	170,589	142,700	132,333

Total Performance Fees and Allocations	(213,833)	72,234	166,770	214,960	186,214

Investment Income (Loss)
Realized	(10,945)	(2,821)	7,669	35,641	5,307
Unrealized	(74,314)	(13,241)	50,334	41,101	151,521

Total Investment Income (Loss)	(85,259)	(16,062)	58,003	76,742	156,828
Interest Income and Dividend Revenue	1,985	2,418	6,767	11,322	8,690
Other	(1,685)	3,070	3,893	1,818	(3,250)

Total Revenues	45,785	403,573	603,804	738,407	711,103

Expenses
Compensation and Benefits
Base Compensation	177,509	183,417	192,546	216,385	190,637
Performance Fee Related
Realized	2,189	(463)	(713)	24,088	7,741
Unrealized	(110,055)	(23,870)	58,070	49,674	54,600

Total Compensation and Benefits	69,643	159,084	249,903	290,147	252,978
Other Operating Expenses	69,344	71,726	75,544	82,415	73,023

Total Expenses	138,987	230,810	325,447	372,562	326,001

Total Economic Net Income (Loss)	$(93,202)	$172,763	$278,357	$365,845	$385,102

Total Net Fee Related Earnings from Operations	$89,518	$86,790	$94,939	$139,163	$98,745

*	Transaction and Other Fees, Net, are net of amounts, if any, shared with limited partners including, for Private Equity, broken deal expenses.
**	Primarily placement fees.

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments

Economic Net Income, of Total Segments, Economic Net Income to Net Fee Related Earnings from

Operations, of Net Fee Related Earnings from Operations to Distributable Earnings and of

Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee

Related Earnings from Operations to Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

The tables below reconcile Economic Net Income (Loss) to Net Fee Related Earnings from Operations.

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Private Equity
Economic Net Income	$53,112	$123,770	$135,689	$177,839	$193,155
Performance Fees and Allocations Adjustment (a)	(4,818)	(97,185)	(110,867)	(124,642)	(91,724)
Investment Income (Loss) Adjustment (b)	15,509	(17,220)	(27,434)	(41,092)	(84,189)
Investment Income (Loss) - Cash Management Strategies (c)	—	—	—	5,510	1,650
Performance Fee Related Compensation and Benefits Adjustment (d)	(41,972)	13,596	27,890	21,534	12,349
Taxes Payable (e)	(1,948)	924	(4,125)	(6,244)	(2,529)

Net Fee Related Earnings from Operations	$19,883	$23,885	$21,153	$32,905	$28,712

Real Estate
Economic Net Income (Loss)	$(187,851)	$(25,075)	$44,205	$51,186	$89,317
Performance Fees and Allocations Adjustment (a)	228,573	47,370	(12,167)	(8,557)	(17,339)
Investment Income (Loss) Adjustment (b)	65,842	58,063	1,836	(6,281)	(49,524)
Investment Income (Loss) - Cash Management Strategies (c)	—	—	—	4,312	1,311
Performance Fee Related Compensation and Benefits Adjustment (d)	(73,321)	(46,031)	4,031	4,846	8,461
Taxes Payable (e)	(2,730)	(1,460)	(4,529)	(7,075)	(2,401)

Net Fee Related Earnings from Operations	$30,513	$32,867	$33,376	$38,431	$29,825

(a)	This adjustment removes from ENI the segment amount of Performance Fees and Allocations.
(b)	This adjustment removes from ENI the segment amount of Investment Income (Loss).
(c)	This adjustment represents the realized and unrealized gain (loss) on Blackstone’s cash management strategies which are a component of Investment Income (Loss) but included in Net Fee Related Earnings.
(d)	This adjustment removes from expenses the compensation and benefit amounts related to Blackstone’s profit sharing plans related to Performance Fees and Allocations.
(e)	Represents an implied payable for income taxes calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.

continued...

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments

Economic Net Income, of Total Segments, Economic Net Income to Net Fee Related Earnings from

Operations, of Net Fee Related Earnings from Operations to Distributable Earnings and of

Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee

Related Earnings from Operations to Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Credit and Marketable Alternatives
Economic Net Income	$14,424	$66,542	$81,472	$102,782	$94,399
Performance Fees and Allocations Adjustment (a)	(9,922)	(22,419)	(43,736)	(81,761)	(77,151)
Investment Income (Loss) Adjustment (b)	3,908	(24,781)	(31,929)	(28,183)	(22,698)
Investment Income (Loss) - Cash Management Strategies (c)	—	—	—	1,326	354
Performance Fee Related Compensation and Benefits Adjustment (d)	7,427	8,102	25,436	47,382	41,531
Taxes Payable (e)	(1,409)	(2,280)	(7,238)	(5,497)	(2,299)

Net Fee Related Earnings from Operations	$14,428	$25,164	$24,005	$36,049	$34,136

Financial Advisory
Economic Net Income	$27,113	$7,526	$16,991	$34,038	$8,231
Investment Income (Loss) Adjustment (b)	—	—	(476)	(1,186)	(417)
Investment Income (Loss) - Cash Management Strategies (c)	—	—	—	1,220	350
Taxes Payable (e)	(2,419)	(2,652)	(110)	(2,294)	(2,092)

Net Fee Related Earnings from Operations	$24,694	$4,874	$16,405	$31,778	$6,072

(a)	This adjustment removes from ENI the segment amount of Performance Fees and Allocations.
(b)	This adjustment removes from ENI the segment amount of Investment Income (Loss).
(c)	This adjustment represents the realized and unrealized gain (loss) on Blackstone’s cash management strategies which are a component of Investment Income (Loss) but included in Net Fee Related Earnings.
(d)	This adjustment removes from expenses the compensation and benefit amounts related to Blackstone’s profit sharing plans related to Performance Fees and Allocations.
(e)	Represents an implied payable for income taxes calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments

Economic Net Income, of Total Segments, Economic Net Income to Net Fee Related Earnings from

Operations, of Net Fee Related Earnings from Operations to Distributable Earnings and of

Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee

Related Earnings from Operations to Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

	Three Months Ended
	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009	March 31, 2010
Income (Loss) Before Provision (Benefit) for Taxes	$(912,207)	$(586,986)	$(426,959)	$(365,314)	$(149,850)
IPO and Acquisition-Related Charges (a)	741,057	761,834	719,708	751,351	726,722
Amortization of Intangibles (b)	39,513	39,511	39,513	39,511	39,512
(Income) Loss Associated with Non-Controlling Interests in (Income) Loss of Consolidated Entities (c)	38,435	(41,596)	(53,905)	(59,703)	(237,756)
Management Fee Revenues Associated with Consolidated CLO Entities (d)	—	—	—	—	6,474

Total Segments
Total Segments, Economic Net Income (Loss)	(93,202)	172,763	278,357	365,845	385,102
Performance Fees and Allocations Adjustment (e)	213,833	(72,234)	(166,770)	(214,960)	(186,214)
Investment Income (Loss) Adjustment (f)	85,259	16,062	(58,003)	(76,742)	(156,828)
Investment Income (Loss) - Cash Management Strategies (g)	—	—	—	12,368	3,665
Performance Fee Related Compensation and Benefits Adjustment (h)	(107,866)	(24,333)	57,357	73,762	62,341
Taxes Payable (i)	(8,506)	(5,468)	(16,002)	(21,110)	(9,321)

Net Fee Related Earnings from Operations	89,518	86,790	94,939	139,163	98,745
Realized Performance Fees and Allocations (j)	(1,543)	5,637	(3,105)	48,172	46,140
Realized Investment Income (Loss) (k)	(10,945)	(2,821)	7,669	35,641	5,307
Adjustment Related to Investment Income - Cash Management Strategies (l)	—	—	—	(10,142)	(1,264)
Other Payables Including Payable Under Tax Receivable Agreement	—	—	—	—	(232)

Distributable Earnings	$77,030	$89,606	$99,503	$212,834	$148,696

Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations (m)	$104,846	$97,463	$121,259	$171,916	$120,805

(a)	This adjustment adds back to Income (Loss) Before Provision for Taxes amounts for Transaction-Related Charges which include principally equity-based compensation charges associated with Blackstone’s initial public offering and other corporate actions.
(b)	This adjustment adds back to Income (Loss) Before Provision for Taxes amounts for the Amortization of Intangibles which are associated with Blackstone’s initial public offering and other corporate actions.
(c)	This adjustment adds back to Income (Loss) Before Provision for Taxes the amount of (Income) Loss Associated with Non-Controlling Interests in (Income) Loss of Consolidated Entities.
(d)	This adjustment adds back to Income (Loss) Before Provision for Taxes the amount of Management Fee Revenues Associated with Consolidated CLO Entities.
(e)	This adjustment removes from ENI the segment amount of Performance Fees and Allocations.
(f)	This adjustment removes from ENI the segment amount of Investment Income (Loss).
(g)	This adjustment represents the realized and unrealized gain (loss) on the cash management strategies which are a component of Investment Income (Loss) but included in Net Fee Related Earnings.
(h)	This adjustment removes from expenses the compensation and benefit amounts related to Blackstone’s profit sharing plans related to Performance Fees and Allocations.

continued…

THE BLACKSTONE GROUP L.P.

Exhibit 2b. Reconciliation of Income (Loss) Before Provision (Benefit) for Taxes to Total Segments

Economic Net Income, of Total Segments, Economic Net Income to Net Fee Related Earnings from

Operations, of Net Fee Related Earnings from Operations to Distributable Earnings and of

Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee

Related Earnings from Operations to Net Fee Related Earnings from Operations - Continued

(Dollars in Thousands)

(i)	Represents an implied payable for income taxes calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.
(j)	Represents the adjustment for realized Performance Fees and Allocations net of corresponding actual amounts due under Blackstone’s profit sharing plans related thereto.
(k)	Represents the adjustment for Blackstone’s Investment Income - Realized.
(l)	Represents the elimination of Realized Investment Income attributable to Blackstone’s cash management strategies which is a component of both Net Fee Related Earnings from Operations and Realized Investment Income (Loss).
(m)	Earnings Before Interest, Taxes and Depreciation and Amortization from Net Fee Related Earnings from Operations represents Net Fee Related Earnings from Operations adding back the implied taxes payable for Net Fee Related Earnings from Operations, see (h), and segment interest and depreciation and amortization.

THE BLACKSTONE GROUP L.P.

Exhibit 3. Distributable Earnings

(Dollars in Thousands)

The following table calculates Blackstone’s Distributable Earnings. Distributable Earnings is a supplemental measure of performance to assess amounts available for distributions to Blackstone unitholders, including Blackstone personnel.

	For the Three Months Ended March 31,
	2010	2009
Fee Related Earnings
Management and Advisory Fees
Total Management and Advisory Fees (a)	$362,621	$344,577
Interest and Dividend Revenue (a)	8,690	1,985
Other (a)	(3,250)	(1,685)
Investment Income - Cash Management Strategies (b)	3,665	—

Total Fee Related Earnings	371,726	344,877

Expenses
Compensation and Benefits - Base Compensation (a)	190,637	177,509
Other Operating Expenses (a)	73,023	69,344
Cash Taxes (c)	9,321	8,506

Total Expenses	272,981	255,359

Net Fee Related Earnings from Operations	98,745	89,518

Performance Fees and Allocations, Net of Related Compensation
Performance Fees and Allocations - Realized (a)	53,881	646
Compensation and Benefits - Performance Fee Related - Realized (a)	(7,741)	(2,189)

Total Performance Fees and Allocations, Net of Related Compensation	46,140	(1,543)

Investment Income and Other
Investment Income (Loss) - Realized (a)	5,307	(10,945)
Adjustment Related to Investment Income - Cash Management Strategies (d)	(1,264)	—
Other Payables Including Payable Under Tax Receivable Agreement	(232)	—

Total Investment Income and Other	3,811	(10,945)

Distributable Earnings	$148,696	$77,030

(a)	Represents the total segment amounts of the respective captions.
(b)	Represents the inclusion of Investment Income from Blackstone’s cash management strategies.
(c)	Represents the provisions for and/or adjustments to income taxes that were calculated using a similar methodology applied in calculating the current provision for The Blackstone Group L.P.
(d)	Represents the elimination of Realized Investment Income attributable to Blackstone’s cash management strategies which is a component of Net Fee Related Earnings from Operations.

THE BLACKSTONE GROUP L.P.

Exhibit 4. Reconciliation of Total GAAP Weighted-Average Common Units Outstanding to Weighted-Average Economic Net Income Adjusted Units—Diluted and of Total GAAP Common Units Outstanding to Economic Net Income Adjusted Units—Diluted and of Total GAAP Common Units Outstanding to Distributable Earnings Adjusted Units—Diluted

The following table provides a reconciliation of Blackstone’s Total GAAP Weighted-Average Common Units Outstanding to Weighted-Average Economic Net Income Adjusted Units—Diluted.

	Three Months Ended March 31,
	2010	2009
Total GAAP Weighted-Average Common Units Outstanding	333,433,864	275,252,037
Adjustments:
Weighted-Average Partnership Units	764,866,007	830,772,697
Weighted-Average Unvested Deferred Restricted Common Units	28,626,333	26,206,018

Weighted-Average Economic Net Income Adjusted Units - Diluted	1,126,926,204	1,132,230,752

The following table provides a reconciliation of Blackstone’s Total GAAP Common Units Outstanding to Economic Net Income Adjusted Units—Diluted as of March 31, 2010.

March 31, 2010
Total GAAP Common Units Outstanding	347,181,400
Adjustments:
Partnership Units	751,496,468
Unvested Deferred Restricted Common Units	27,815,594

Economic Net Income Adjusted Units - Diluted	1,126,493,462

The following table provides a reconciliation of Blackstone’s Total GAAP Common Units Outstanding to Distributable Earnings Adjusted Units—Diluted.

	March 31,
	2010	2009
Total GAAP Common Units Outstanding	347,181,400	274,529,136
Adjustments:
Partnership Units	751,496,468	818,893,328

Distributable Earnings Adjusted Units - Diluted	1,098,677,868	1,093,422,464

THE BLACKSTONE GROUP L.P.

Exhibit 5. Assets Under Management

(Dollars in Thousands)

Total Assets Under Management (End of Period)	As of and for the Periods Ended March 31,
	2010	2009
Private Equity	$28,022,326	$23,202,949
Real Estate	21,880,655	21,454,095
CAMA	54,612,867	47,888,124

	$104,515,848	$92,545,168

Fee-Earning Assets Under Management (End of Period)
Private Equity	$25,173,936	$25,461,139
Real Estate	23,820,697	22,867,992
CAMA	49,075,539	43,898,435

	$98,070,172	$92,227,566

Weighted-Average Fee-Earning Assets Under Management (For the Three Months Ended)
Private Equity	$25,010,887	$25,455,066
Real Estate	23,719,287	22,746,282
CAMA	48,766,158	43,230,872

	$97,496,332	$91,432,220

THE BLACKSTONE GROUP L.P.

Exhibit 6. Limited Partner Capital Invested Metrics

(Dollars in Thousands)

Limited Partner Capital Invested (For the Three Months Ended)	As of and for the Periods Ended March 31,
	2010	2009
Private Equity	$387,904	$196,140
Real Estate	424,868	215,123
CAMA (a)	157,052	208,359

	$969,824	$619,622

Fund Level Unrealized Value (b) (End of Period)
Private Equity
Cost	$19,695,417	$19,229,828

Unrealized Value	$19,695,029	$14,874,562

Real Estate
Cost	$12,478,211	$11,798,292

Unrealized Value	$8,355,147	$8,169,473

CAMA (a)
Cost	$3,088,626	$2,903,539

Unrealized Value	$3,424,993	$1,947,368

(a)	Limited Partner Capital Invested and Fund Level Unrealized Value for the CAMA segment represent activity in Blackstone’s mezzanine and credit liquidity funds.
(b)	Cost and unrealized value represent the limited partners’ share, including co-investments arranged by Blackstone, of those fund level investments on which carried interest can be earned, before carried interest allocations to Blackstone, when a fund achieves cumulative investment returns in excess of a specified rate.